                                                                 EXHIBIT 10.22


                                                             EXECUTION VERSION


                     INTERACTIVE MARKETING AND SOFTWARE
                           DISTRIBUTION AGREEMENT

                  This interactive marketing and software distribution agreement (this "Agreement") is made and entered into as of January 28, 2000 (the "Effective Date") between America Online, Inc. ("AOL") and Netcentives Inc. ("Netcentives"). Each of Netcentives and AOL may be individually referred to herein as a "Party," and Netcentives and AOL may be collectively referred to herein as the "Parties." Each of Exhibits A, B and C hereto (collectively, the "Exhibits") is hereby made part of this Agreement, and any reference to this Agreement shall be deemed to include the Exhibits hereto.

                  1. Good Faith Negotiation. Promptly following the Effective Date, the Parties shall in good faith negotiate the terms and conditions of the Supplemental Agreements (as defined in Exhibit A), based upon the parameters set forth in Exhibit A hereto, and shall attempt to execute the Supplemental Agreements within the time frame set forth in the Exhibit A. The Parties shall use commercially reasonable efforts to negotiate and execute the Supplemental Agreements within twenty (20) business days following the Effective Date.

                  2. Binding Nature. This Agreement, together with Exhibits hereto (and the terms and conditions thereof), is intended to create a binding agreement between the Parties and shall be binding on and enforceable against the Parties in all respects.

                  3. Covenants. Netcentives shall permit AOL and its consultants and professional advisors to conduct, and shall assist AOL and its consultants and professional advisors in obtaining an understanding of Netcentives' technology. Any meetings related thereto shall be conducted during normal business hours, upon reasonable terms and conditions mutually agreed upon by AOL and Netcentives and upon prior reasonable notice to Netcentives.

                  4. Grant to AOL Affiliates. Any of the rights granted to and obligations of AOL under this Agreement may also be exercised or performed by any AOL affiliate or subsidiary; provided that such AOL affiliate or subsidiary agrees to be bound by all of the applicable provisions hereof governing such exercise or performance.

                  5. No Joint Venture. Neither Party shall make any warranties or representations, or assume or create any obligations, on the other Party's behalf except as may be expressly permitted hereunder or in writing by such other Party. Each Party shall be solely responsible for the actions of all its respective employees, agents and representatives.

***CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  6. Confidentiality. Without the express written consent of the other Party hereto, neither Party nor any of its employees, officers, directors, or agents shall disclose the existence of this Agreement, any of the terms hereof, nor any other Confidential Information to any third party except: (i) as required by law; or (ii) to such party's attorneys, accountants, other advisors, officers, directors and equity holders, as applicable, in order to facilitate the fulfillment of such Party's obligations hereunder; provided, however, that any such third party agrees to be bound by the confidentiality provisions hereof. Any publicity relating to this Agreement (including, without limitation, the timing of any release of any such publicity) must be approved in advance by both Parties (any such approval not to be unreasonably withheld or delayed). For purposes of this Agreement, "Confidential Information" means any information which is disclosed during the Disclosure Period (as defined below) and which is or should be reasonably understood to be confidential or proprietary to the disclosing Party (the "Discloser") (which such information may include without limitation information concerning Discloser's business, products, services, content, finances, subscribers, users, tools, source code, product designs and plans, customer lists and other marketing and technical information and other unpublished information). The Parties agree that confidential or proprietary information conveyed in written or other tangible form shall be deemed "Confidential Information" under this Agreement and/or any Supplemental Agreement if it is so designated by Discloser by prominently marking it with a "confidential," "proprietary" or similar legend. Information disclosed in other than a tangible form shall be treated as Confidential Information if before its disclosure Discloser advises Recipient that it will be disclosing Confidential Information and within thirty (30) days after disclosure, Discloser summarizes the Confidential Information in writing and, marks it "Confidential" and delivers it to Recipient. Recipient shall make use of the Confidential Information only for the purpose of discussing and evaluating the proposed business relationship between the Parties set forth herein. Recipient's duty to hold Confidential Information in confidence shall expire two (2) years after the later of (i) the end of the Term (as defined in Section 17 of Exhibit A) and
(ii) any Supplemental Year as defined in the "Definitions" Section of Exhibit A hereto. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party (without the use of the Confidential Information of Discloser), (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.


                  7. Representations and Warranties. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement. In addition, Netcentives hereby represents that it has full corporate right, power and authority (including, without limitation, the approval of its Board of Directors) to issue the Common Stock (as defined in Section 1 of Exhibit A) to AOL.

                  8. Survival. Sections 6, 8, 9, 10 and 16 hereof, Sections 11(c), 11(d), 11(e), 11(g), 11(h), 19, 21, 22, 23, 27, 31, 32 and 34, and Part
10 of Exhibit A, and Sections 2, 3, 4, 8, 12, 13 and 18 of Exhibit C shall survive termination of this Agreement in accordance with their respective terms.

                  9. Governing Law and Venue. This Agreement and the Exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of New York. The Federal or state courts of the State of New York situated in New York City shall be the venue for actions brought under this Agreement or the Exhibits hereto, and each party hereby irrevocably consents to the exclusive jurisdiction of such courts in such actions.

                  10. Fees and Expenses. Each Party shall be responsible for the payment of its own costs and expenses, including attorneys' fees and expenses, in connection with the negotiation and execution of this Agreement and the Supplemental Agreements and the consummation of the transactions contemplated hereby and thereby.

                  11. Entire Agreement. This Agreement and the Exhibits hereto represent the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior and/or contemporaneous agreements and understandings, written or oral between the parties with respect to the subject matter hereof. This Agreement and/or any Exhibits hereto may be modified or amended only by written agreement of AOL and Netcentives.

                  12. Waiver. Any of the provisions of this Agreement and the Exhibits hereto may be waived by the party entitled to the benefit thereof. Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

                  13. No Third Party Beneficiaries. Nothing express or implied in this Agreement or the Exhibits hereto is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

                  14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one in the same instrument. The execution of this Agreement may be evidenced by facsimile transmission of signatures, in which case the Parties agree to exchange originally executed versions of this Agreement promptly thereafter.

                  15.  Termination.

                       (a) Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course,
(ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

                       (b) Termination for Breach. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement). Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than thirty (30) days, either Party may terminate this Agreement if the breach remains uncured after written notice thereof to the other Party.

                  16. Conflict. In the event of any conflict between any of the Exhibits, the terms and conditions of Exhibit A shall prevail.


                   [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.


NETCENTIVES INC.                       AMERICA ONLINE, INC.

By: /s/ West Shell III                 By: /s/ David Colburn
   ____________________________           ____________________________
   Name: West Shell III                   Name: David Colburn
   Title: Chairman and CEO                Title: President, Business Affairs

                                  EXHIBIT A

                     Terms of the Strategic Relationship

Definitions:       (a) AIM Client. The Win 32 version of the client software
                   (United States version 2.0) developed and distributed by AOL, in executable, machine readable object code form, that enables end-users to access and use the AIM Service.

                   (b) AIM Service. The standard, narrow-band AOL-branded service, currently available through the Internet, that enables end-users of such service to exchange, in real- time, private, personalized messages with, and to monitor the online status of, other end-users of such service through use of the AIM Client, and any upgrades or enhancements thereto during the Term, excluding: (i) such service(s) or similar services available on the AOL Service; and (ii) any other version of an AIM service which is materially different from the standard narrow-band U.S. version of the AIM brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through or designed for any [ *** ] platform or through any platform or device other than a desktop personal computer (e.g., a service designed primarily for distribution to a hand-held, wireless personal digital assistant [ *** ].

                   (c) AOL Properties. The AOL Service, AOL.com, the CompuServe Service, Netcenter, AIM Service, the ICQ Service, Digital City, Spinner, Winamp, and MovieFone. Each of the foregoing AOL Properties may be individually referred to herein as an "AOL Property." AOL shall use good faith efforts to work with Netcentives to encourage the use of Netcentives Loyalty Network Infrastructure by AOL- affiliated interactive properties other than the AOL Properties following the Effective Date.

                   (d) AOL Rewards Program. The AOL- or AOL-

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

                   affiliate-branded user loyalty program (i) developed and managed by or on behalf of AOL but not co-branded with the ClickRewards Program, (ii) supported or operated (in whole or in part) by the Netcentives Loyalty Network Infrastructure and (iii) created following the Effective Date for any and/or all of the AOL Properties other than the ICQ Service.

                   (e) AOL Network. Any AOL Property and any other product or service owned, operated or distributed by or through AOL or any of its affiliates worldwide (and including those properties excluded from the definitions of the AOL Properties, pursuant to the Supplemental Agreements) (e.g., e-mail, yellow pages, etc.). It is understood and agreed that the rights of Netcentives relate only to the AOL Properties and not generally to the AOL Network.

                   (f) AOL Service. The standard U.S. version of the America Online(R) brand service (whether delivered through a narrow-band or broadband platform), specifically excluding (a) AOL.com, Netcenter or any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (e) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an

                   America Online service which is materially different from the standard U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version primarily distributed through any [ *** ] platform or through any platform or device other than a desktop personal computer.

                   (g) AOL.com. AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, specifically excluding (a) the AOL Service, (b) Netcenter, (c) any international versions of such site, (d) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through such site which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site,
                   (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co- branded versions or any version distributed through any [ *** ] platform or through any platform or device other than a desktop personal computer.

                   (h) Bank Operations. Responsibility for and management of the financial liability associated with the redemption of AOL Rewards Program currency or any Customized AOL Rewards Program currency. "Bank Operations" shall include any software or technology

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THE OMITTED PORTIONS.

                   required to operate, manage, maintain, distribute or support the Bank Operations, or to provide interconnectivity between the Bank Operations and the AOL Rewards Program or any Customized AOL Rewards Program. For the avoidance of doubt, "Bank Operations" shall not include the AOL Rewards Program (or any Customized AOL Rewards Program) database and related AOL software.

                   (i) Baseline Interactive Service. An entity offering either:
                   ***

                   (j) Broad Content or E-Commerce Aggregator. An interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products or services across numerous interactive commerce categories (e.g., an online mall or other leading commerce site)

                   (k) Change of Control. (i) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or
                   (ii) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (x) the then outstanding shares of common stock of such party; or (y) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

                   (l) ClickRewards Program. The consumer-based Rewards Program operated by Netcentives and currently located at www.clickrewards.com (or any successor Rewards Program thereto).

                   (m) CompuServe Service. The standard, U.S. version of the CompuServe brand service [ *** ], specifically excluding (a) any international versions of such service, (b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S.

[ *** ] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                   version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content and (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services and/or functionality materially different from the Content, distribution, services and/or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer and (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date.

                   (n) Customized AOL Rewards Program. Any customized Rewards Program, created by Netcentives in accordance with this Agreement and the Supplemental Agreements for use by AOL on any AOL Property, and into which AOL shall have the right, but not the obligation, to opt any AOL Property from time to time during the Term. Each Customized AOL Rewards Program shall utilize (at the sole option of AOL) an AOL proprietary currency (e.g., "Spinner Rewards Points") and shall be powered by Netcentives. The terms and conditions set forth in Sections 21 through 23 shall apply to any Customized AOL Rewards Program.

                   (o) Customized ClickRewards Program. Any customized cul-de-sac website Rewards Program co-branded with the Click Rewards Program, created by Netcentives in accordance with the Supplemental Agreements for use by AOL on any AOL Property (e.g., the ICQ Click Rewards Program), and into which AOL shall have the right, but not the obligation, to opt any AOL Property from time to time during the Term. Each Customized Click Rewards Program shall be co-branded with the Click Rewards currency and shall be powered by Netcentives. The terms and conditions of maintaining an Affiliated Program Site as set forth in Sections 24 through 28 shall apply to any Customized ClickRewards Program.

                   (p) Digital City. The standard U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name [ *** ], specifically excluding (a) the AOL Service, AOL.com, Netcenter, or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the standard narrow band version of Digital City's local content offerings, (e) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such local content offerings, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date, (h) any other version of a Digital City local content offering which is materially different from the narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the offerings or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, and (i) Digital City-branded offerings in any local area where such offerings are not owned or operationally controlled by America Online, Inc. or DCI

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                                    -vi-
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                   (e.g., Chicago, Orlando, South Florida, and Hampton Roads).

                   (q) ICQ ClickRewards Program. The co-branded, customized, cul-de-sac website version of the ClickRewards Program to be offered by Netcentives exclusively on the ICQ Service, to be promoted by AOL in accordance with Section 2 hereof and to be developed in accordance with this Agreement and the Supplemental Agreements.

                   (r) ICQ ClickRewards User. Any ICQ User who enrolls in the ICQ ClickRewards Program through the ICQ Service.

                   (s) ICQ Service. The standard and generally available version of the ICQ(TM) brand service, excluding any other version of the ICQ Service, ICQ.com, or the ICQ Client that is materially different from the standard version thereof, by virtue of its branding, distribution, functionality, content or services, including, without limitation, any co-branded version of such service or product, or any version primarily distributed through or designed for any [***] platform or through any platform or device other than a desktop personal computer (e.g., a service designed primarily for distribution to a hand-held, wireless personal digital assistant [***]). For purposes of this definition, "ICQ Client" shall mean the client software, device or functionality (e.g., browser technology) developed and distributed by ICQ or an affiliate of ICQ that enables ICQ users to access and use the ICQ Service.

                   (t) ICQ User. Any user of the ICQ Service.

                   (u) Interactive Service. An entity offering one or more of the following: ***

                   (v) Internet Redemption Items and Communication Tools. (i) Internet access (e.g., ISP service), broadband and wireless internet connectivity services (e.g., wireless ISP service), and any other paid-for AOL products or services to be agreed upon from time to time by the

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
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                                     -vii-
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                   Parties and (ii) consumer-based e-mail, instant messaging
                   service, chat service, message boards etc. (whether paid for or not).

                   (w) License. A non-exclusive, worldwide license from Netcentives to AOL and its affiliates during the Term and thereafter, as expressly set forth herein: ***

                   Notwithstanding the foregoing, the License shall not permit AOL or its affiliates to create a Rewards Program using Netcentives' trademarks, trade names or service marks without the prior written consent of Netcentives.

                   (x) Loyalty Network Infrastructure. (1) The Reward Broker Software, (2) the Payment System Software, (3) the standard promotion modules associated with the Reward Broker Software and (4) any and all relevant APIs, tools or other applications owned by Netcentives that are necessary for use of the technology in clauses 1, 2, 3 and/or 4 of this Section (including, without limitation, all modifications, upgrades and updates that are generally available to all customers to each of the technologies in clauses 1, 2, 3 and/or 4 of this Section (collectively, the "Updates")), each of which shall be customized as necessary by Netcentives for AOL and reward program member use in accordance with the Rewards Program Network Services, and as otherwise set forth herein and in the Supplemental Agreements. "Loyalty Network Infrastructure" shall not include (x) the AOL Rewards Program (or any Customized AOL Rewards Program) database and the related AOL software or (y) any AOL User Information or ICQ User Information.

                   (y) Marketing Consulting Services. Netcentives marketing and consulting services to be provided to AOL during the Term in accordance with Section 9 hereof, including without limitation: (1) online Rewards Program support area creation and maintenance; (2) Rewards Program user interface development and maintenance (e.g., creative design, online production, development of look and feel); (3) technical production and maintenance of such support area (e.g., formatting of data files and back-office support); and (4) front-end merchant and partner Rewards Program account

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THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
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                                     -viii-
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                   management assistance.

                   (z) Netcentives Redemption Items. Airline frequent flyer miles and other rewards sourced from Netcentives' syndicated Rewards Program catalog.

                   (aa) Netscape. Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand [***], specifically excluding (a) the AOL Service, (b) AOL.com, (c) any international versions of such site, (d) "ICQ," "AOL Netfind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News," "Digital City(TM)," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version primarily distributed through any [***] platform or through any platform or device other than a desktop personal computer (e.g. Custom NetCenters built specifically for third parties).

[***]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                      -ix-
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                   (bb) Optional Services. (i) Front-end AOL Rewards Program
                   member customer service; (ii) diagnostic statistical analysis of the AOL Rewards Program or any component thereof; (iii) rewards program member database design and management; (iv) direct marketing email and campaign management; and (v) holding and managing the Bank Operations (or any other currency handling obligations with respect to any AOL Property other than the ICQ Service). For the avoidance of doubt, all Optional Services are incremental to the Rewards Program Network Services, and are not included in the services for which AOL shall pay Netcentives the Transaction Fees set forth herein.

                   (cc) Payment System Software. Netcentives' server software, which currently resides at Netcentives data center (provided that such residence may change from time to time pursuant to the mutual written agreement of the Parties) and receives and processes all promotional currency transfer requests from the Reward Broker Software.

                   (dd) Qualified Interactive Service. An entity offering one or more of the following: [ *** ]

                   (ee) Qualified Merchant. Any merchant (1) in the AOL Rewards Program or any Customized AOL Rewards Program and/or (2) actively solicited on an individual basis (e.g., not as part of a mass mailing) by AOL or any AOL affiliate and subsequently enrolled in the ICQ Click Rewards Program or any Customized ClickRewards Program.

                   (ff) Reward Broker Sale. Following the Effective Date, the license to (and/or installation by) any third party of the Reward Broker Software (or the purchase by AOL or any of its affiliates of a license to use the Rewards


[ *** ] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
                                      -x-
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                   Broker Software on behalf of any third party).

                   (gg) Reward Broker Maintenance. Ongoing support of third parties who have installed, and who use, the Reward Broker Software following the Effective Date.

                   (hh) Reward Broker Software. Netcentives' client software, which typically resides at the merchant site and is capable of initiating promotional currency transfers in real time to the Payment System Software.

                   (ii) Rewards Program. A currency-based incentives program in which program members can earn and redeem currency from a network of product and service providers.

                   (jj) Rewards Program Network Services. (i) Creation, operation and/or support (other than as part of the Optional Services) of a Rewards Program earning and redemption infrastructure using Netcentives' Loyalty Network Infrastructure; (ii) management of rewards currency redemption transactions, (iii) fulfillment of Netcentives-sourced rewards; (iv) limited risk management;
                   (v) customization of the Loyalty Network Infrastructure (as used in connection with the AOL Rewards Program) for infrastructure creation or development purposes, as reasonably requested from time to time during the Term by AOL, which such customization shall include, in addition to those further services to be specified in the Supplemental
                   Agreements: any development required to port the Reward Broker Software to up to five (5) operating systems not currently supported as part of the Loyalty Network Infrastructure (provided that such operating systems support Sun Microsystems Java Development Kit, version 1.2 or higher) and other customization required for integration to be mutually agreed upon by the Parties; (vi) the provision of general reports to AOL regarding the AOL Rewards Program, the ICQ Click Rewards Program and (if applicable) any Customized Click Rewards Program, the substance of which shall be mutually agreed upon by the Parties; and (vii) the granting to AOL of the License. For the avoidance of doubt, the Transaction Fees to be paid by AOL to Netcentives pursuant to
                   Section 7 hereof shall cover all
                   of the foregoing services (i.e., without additional payment by AOL).

                   (kk) Service Revenue. *** Service Revenue shall be calculated according to GAAP and as reported on Netcentives' financial statements.

                   (ll) Supplemental Agreement. "Supplemental Agreement" shall have the meaning set forth in Part 11 of this Exhibit.

                   (mm) Supplemental Year. The one year period following the expiration of the Term or termination of this Agreement or any Supplemental Agreement and (at the sole election of AOL) any and each successive one year period thereafter.

                   (nn) Top Tier Partner. The first *** Qualified Merchants to generate *** in revenue share payments to AOL under Section 5 of this Exhibit A in connection with any Subsequent Program Election (as defined in Section 5 of this Exhibit A).

                   (oo) Transaction. Any transaction in which an AOL Rewards Program member (or Customized AOL Rewards Program member) earns or redeems the relevant program currency.

                   (pp) Transaction Fee Ratchet. The rate by which the Transaction Fee Cap (as defined in Section 8 of this Exhibit
                   A) may be increased during each year of any Renewal Term or Simple License Election, to be calculated as follows: *** For the avoidance of doubt, once the Transaction Fee Cap has been established, it will not be reset at a lower rate (unless otherwise agreed upon by the Parties in writing).


Terms              1. Pursuant to the terms of the Restricted Stock Purchase
Part 1--              Agreement (as defined in Part 11 of this Exhibit),
Distribution of       Netcentives shall issue to AOL *** unregistered shares of
Click Rewards on      Netcentives' common stock (the "Common Equity Stock");
the ICQ Service;      provided that the shares of Common Stock shall be adjusted
Equity                for any splits, reverse splits, etc., occurring on or
                      after the Effective Date; provided, further, that Netcentives shall

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                                     -xii-
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                   deliver the certificates representing such Common Stock as soon as reasonably practicable following the execution of the
                   Restricted Stock Purchase Agreement. In consideration for the delivery and execution of this Agreement by AOL, Netcentives hereby agrees to execute and deliver the Restricted Stock
                   Purchase Agreement and the Common Stock to AOL. Netcentives
                   hereby acknowledges and agrees that its delivery of the stock certificates evidencing the Common Stock to AOL is subject to regulatory approval, and that for such reason, as of the
                   Effective Date, AOL has not received such stock certificates from Netcentives. Netcentives agrees to (1) execute the
                   Restricted Stock Purchase Agreement within ten (10) days
                   following the Effective Date (provided that such agreement shall reflect terms substantially similar to those terms set forth in Section 1 and Section 44 of this Exhibit A) and (2)
                   deliver such Common Stock certificates to AOL as soon as
                   reasonably practicable after the Effective Date (the "Stock
                   Delivery Obligation"). The Parties acknowledge and agree that in the event that Netcentives fails to comply with the Stock
                   Delivery Obligation, AOL shall have the right to seek
                   specific performance with respect to the performance of such obligation by Netcentives. There will be no restrictions
                   imposed on AOL beyond those imposed or required by applicable law. With respect to the Common Stock, AOL shall be granted
                   *** as further set forth in the Restricted Stock Purchase
                   Agreement (as defined in Section 45). In the event that the
                   Parties fail to execute the Restricted Stock Purchase
                   Agreement (which shall reflect the foregoing registration
                   obligation) within thirty (30) days following the Effective
                   Date, AOL shall have the right to terminate the Software
                   Exclusivity and/or the Program Exclusivity. Netcentives shall comply with all of the reporting requirements of the
                   Securities and Exchange Act of 1934, as amended, and shall comply with other public information reporting requirements of the Securities and Exchange Commission which are
                   conditions to the availability of Rule 144 for the sale of
Promotion of       the Common Stock. Netcentives represents that none of its
Click Rewards      existing strategic investors has the right to anti-dilution protection (e.g., full ratchet, weighted-average ratchet)..
                   In the event that Netcentives grants any existing or future investor the right to any such anti-dilution protection, Netcentives shall grant to AOL the same such rights.

***CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                     -xiii-
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                   2. ICQ shall prominently feature, offer and promote the ICQ
                   ClickRewards Program to ICQ members across the ICQ Service. The initial implementation of such promotional requirement shall include, where feasible, the following (and any future implementation shall be consistent in terms of prominence (e.g., in terms of size, location, appearance, frequency, duration and the like) with the following):

                   (a) On the ICQ Service, the ClickRewards Program will be "co-branded" during the Initial Term with the name "ClickRewards" or any other Netcentives Mark agreed upon by the Parties from time to time (the "ClickRewards Name"). "Co-branding" means that the ICQ Rewards Program will be labeled and marketed during the Initial Term with the name "ICQ ClickRewards" or such other name as ICQ and Netcentives designate (the "ICQ Rewards Name"), and the ICQ ClickRewards Program shall, where feasible and to the extent not inconsistent with the ICQ Look and Feel, have a prominent tag line such as "Powered by Netcentives" or "Provided by Netcentives," and/or a Netcentives trademark, trade name or logo (each, a "Netcentives Mark"). The ClickRewards tag line and/or Netcentives Mark (the "Brandings") will be included prominently in (and where feasible, will be placed within reasonable proximity to the ICQ brandings in) the (A) areas which provide information regarding the use of and enable ICQ users to check account balances and other activities of the ICQ ClickRewards Program (collectively, the "Support Area"), and (B) other areas within the ICQ Service that relate principally to the ICQ ClickRewards Program (the "Branded Areas").

                   (b) The Brandings will also appear prominently in advertising, promotional, public relations and marketing material relating principally to the ICQ Click Rewards Program. ICQ management will work with Netcentives' team to create mutually agreed-upon new marketing initiatives for the ICQ ClickRewards Program to be marketed to ICQ members (e.g., bonus ICQ ClickRewards points for referrals, creation of offers targeted to an international user base (e.g., multilingual products and services, etc.).

                   (c) The name, design and "look and feel" of the Co-Branded Areas will be determined by ICQ in its reasonable discretion, upon consultation with Netcentives.

                   (d) The promotions on the ICQ Service will include other prominent promotional placements related to the ICQ Click Rewards Program to be mutually agreed upon by the Parties within forty (45) days following the Effective Date. In the event that the Parties cannot agree to such promotional placements within such time period, the Parties will resolve such dispute in accordance with the dispute resolution provisions set forth in Part 10 hereof.

Revenue Share      Netcentives will have the ability to send communications and promotions to ICQ ClickRewards Users solely in accordance with (1) the user communication and solicitation restrictions set forth in Sections 21 and 22 below and the Supplemental
                   Agreements and (2) AOL's and ICQ's standard privacy policies.
                   In the event that AOL or ICQ (as the case may be) amends its respective privacy policy during the Term so as to prevent third parties from communicating in any way with ICQ Click
                   Rewards Users (or any users of any Customized ClickRewards
                   Program into which AOL has opted any AOL Property), the Parties agree to discuss in good faith a way to resolve such issue. If the issue is not resolved in a reasonable period of time, the Parties will submit such issue to the dispute resolution provisions set forth in Part 10 of this Agreement.

                   3. (a) Netcentives shall pay AOL, on a quarterly basis, the following share of the Service Revenues from the earning of ICQ ClickRewards Program currency by ICQ ClickRewards Users (collectively, "ICQ Service Revenues"): *** Each of the percentages of the Service Revenues set forth above shall be referred to herein as an "Service Revenue Share Percentage" and collectively as the "Service Revenue Share Percentages").
                   ***

                   (b) In the event that, during the Term, AOL elects to enable a Rewards Program for any AOL Property, AOL shall have the unilateral right (but not the obligation) to opt such property into the AOL Rewards Program, a Customized ClickRewards Program or (provided that AOL complies with the Software Exclusivity) an entirely separate Customized AOL Rewards Program. In the event that AOL elects to opt any other AOL Property into a Customized ClickRewards Program (i.e., AOL elects to utilize

***CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
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                                      -xv-
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                   ClickRewards currency as the currency for the rewards program on any such incremental AOL Property), (a) AOL will use commercially reasonable efforts to promote such Customized ClickRewards Program to users of such property on a basis consistent with the promotional efforts of ICQ set forth in this Agreement and (b) each registration of a member or user of such other AOL Property for such Customized ClickRewards Program (and the amount of Service Revenues generated by any user or member on such incremental AOL Property in connection with any such program) shall count towards the above Registration Hurdles (and aggregate ICQ Service Revenues, as the case may be). For example, in the event that AOL opts Digital City into a Customized ClickRewards Program (the "DCI Program"), and Five Million (5,000,000) Digital City users register for the DCI Program and Ten Million (10,000,000) ICQ Users have registered for the ICQ Click Rewards Program, then AOL shall be entitled to receive at least *** of the aggregate Service Revenues generated thereafter by ICQ ClickRewards Users and DCI Program members.

Part 2 -           4. (a) In connection with any Reward Broker Sale, third party
Distribution of    merchants or companies (i) will agree to the standard terms
Loyalty Network    of the license from Netcentives to such third party to use
Infrastructure;    Reward Broker Fee Software and (ii) will pay Netcentives (or
Installation Fee   AOL shall have the right, but not the obligation, to pay
and Maintenance    Netcentives on any such third party merchant's or company's
Fee Revenue        behalf) a one-time fee for Reward Broker Software
Share              installation (the "Installation Fee"). As of the Effective
                   Date, this fee is currently priced at ***. Third party merchants or companies shall also pay Netcentives an annual fee for Reward Broker Maintenance (the "Maintenance Fee"), which (as of the Effective Date) is currently priced at ***.
                   In no event shall the Installation Fee and/or the Maintenance
                   Fee charged to third parties participating in the AOL Rewards
                   Program, the ICQ Click Rewards Program or any Customized
                   ClickRewards Program be *** after the Effective Date;
                   provided, however, that Netcentives may from time to time elect to discount or waive any such fees, for a non-material percentage of the aggregate AOL Rewards Program, ICQ Click
                   Rewards Program and (if applicable) Customized Click Rewards
                   Program merchant partners. Netcentives shall have the right, at its sole discretion, to change the rate

***CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
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                                     -vxi-
                   card pricing of the Installation Fee or Maintenance Fee.

                   (b) ***

                   5. In the event that following installation or use of the Reward Broker Software, any Qualified Merchant activates its Reward Broker Software to participate in (or otherwise elects to participate in) any other Rewards Program owned or controlled by Netcentives (each, a "Subsequent Program Election"), Netcentives shall pay AOL *** for each Transaction where the member earns points at such merchant in connection with any such other Rewards Program owned or controlled by Netcentives; provided that such amount will be paid as revenue from the Transaction, as recognized according to GAAP and as reported on Netcentives' financial statements. The amounts received by AOL under Paragraphs 4 and 5 (collectively, the "Software Distribution Revenue Share Amount") shall not exceed a maximum of *** during the Term (the "Software Distribution Revenue Share Cap"); provided, however, that AOL shall receive no more than (a) *** under Paragraphs 4 and 5 for each Top Tier Partner, or (b) *** under Paragraphs 4 and 5 for any other AOL Rewards Program partner; provided, further, that during the Initial Term, the Software Distribution Revenue Share Amount paid under Sections 4 and 5 hereof shall never exceed the Transaction Fees paid by AOL to Netcentives under Section 7 hereof.

Part 3             6. Within thirty (30) days following the Effective Date, AOL
Establishment      shall pay Netcentives a one-time Rewards Program design and
of AOL Rewards     set-up fee in Custom the amount of *** (the "Design and
Custom Loyalty     Set-Up Fee"). Such Design Set-Up Fee shall include the basic
Program and        integration for any AOL Property that AOL elects to opt into
Consulting         the AOL Rewards Program, but shall not include the design and
Services           set-up fee for the development of an entirely new AOL Rewards
                   Program (i.e., other than the AOL Rewards Program). Basic integration and customization for any AOL Property that AOL elects to opt into any Customized ClickRewards Program shall be covered by the Consulting Agreement and any payments by AOL to Netcentives in connection therewith shall count towards the Marketing Consulting Services Floor Amount. Such
                   Design and Set-Up Fee shall include the initial promotion design, customizing program features (such as member sign-up process) to work with existing programs, integration of the Rewards Program for AOL Users existing

***CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE
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                                     -xvii-
                   on the Effective Date into the AOL Rewards Program, and other services to be set forth in the technical specifications to be agreed upon by the Parties with respect to the AOL Rewards Program launch.

                   7. AOL shall pay the following Transaction fees ("Transaction Fees") on a bi-monthly basis to Netcentives during the Term (where the number of transactions is reset to zero at the end of each 12-month period of the Term); ***. In the event that the payment by AOL of the Transaction Fees on a bi-monthly basis adversely affects AOL from an operational or administrative standpoint, AOL shall have the right to pay the Transaction Fees to Netcentives on a quarterly basis during the remainder of the Term (upon thirty (30) days prior written notice to Netcentives) (the "AOL Payment Adjustment Right").

                   (i) *** per Transaction for each Transaction up to *** Transactions.

                   (ii) *** per Transaction for each Transaction above *** Transactions and below *** Transactions;

                   (iii) *** per Transaction for each Transaction above *** Transactions and below *** Transactions; and

                   (iv) *** per Transaction for each Transaction above *** Transactions.

                   The Transaction Fees shall cover the cost of the Rewards Program Network Services solely for use by AOL and its affiliates, but shall not include any Optional Services or Marketing Consulting Services, nor any payments for ICQ Click Rewards Program (or Customized Click Rewards Program) currency. Each of the rates set forth above *** shall be referred to herein as a "Transaction Fee Rate."

                   8. As part of the Transaction Fee arrangement set forth above, AOL shall pay Netcentives on a prorated, bi-monthly basis (subject to the AOL Payment Adjustment Right) and upon the receipt of an appropriate invoice from Netcentives , no less than *** in aggregate Transaction Fees during each year of the Initial Term (the "Minimum Transaction Fee Amount"); provided, however, that AOL shall not be required to pay Netcentives more than *** in aggregate

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                                    -xviii-
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                   Transaction Fees during any year of the Term or during any
                   Supplemental Year (the "Transaction Fee Cap") (as the same may be increased pursuant to the Transaction Fee Ratchet during any Renewal Term or any Simple License Election, pursuant to the terms and conditions of this Exhibit A).

                   9. Provided that Netcentives satisfies certain performance metrics to be agreed upon by the Parties in accordance with
                   Section 12 of this Exhibit A and the Supplemental Agreements, AOL will pay to Netcentives a minimum of *** in the aggregate during the Term for Marketing Consulting Services (the "Marketing Consulting Services Floor Amount"), with a minimum of *** of such amount to be paid during the first year of the Term and a minimum of *** of such amount to be paid during each of the second and third years of the Term (in each case, on a prorated, bi-monthly basis (subject to the AOL Payment Adjustment Right)); provided, however, that Netcentives shall create a Marketing Consulting Services team, the composition of which (i.e. junior, senior, etc.) will be subject to AOL's approval (which will not be unreasonably withheld or delayed) and which such team AOL will work with Netcentives to build over time; provided, further, that in connection with such Marketing Consulting Services, AOL shall pay Netcentives at ***. AOL shall pay all reasonable, duly-documented, out-of-pocket expenses incurred by Netcentives in connection with such Marketing Consulting Services. For customization services performed by Netcentives beyond those included in the Rewards Program Network Services but non-technical in nature, AOL shall pay Netcentives at *** and such payments shall count towards the Marketing Consulting Services Floor Amount. For customization services performed by Netcentives beyond those included in the Rewards Program Network Services that are technical in nature, AOL shall pay Netcentives at *** and such payments shall not count towards the Netcentives Marketing Consulting Services Floor Amount. For the avoidance of doubt, the Marketing Consulting Services team would not provide any of the technological customization services discussed herein.

Part 4             10. AOL shall have the right (but not the obligation) to
Bank Operations    transition to Netcentives all or a portion of the Bank
and Database       Operations associated with all then-existing rewards points in the AOL Rewards Program on terms to be negotiated and

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                                      -xix
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                   mutually agreed to by the Parties. In the event that, at any time following the one (1) year anniversary of the Effective Date, AOL determines (which such determination shall be in AOL's sole discretion) to transition all or a portion of the Bank Operations to any third party, AOL will provide Netcentives with a right of first negotiation with respect to maintaining all or such portion (as the case may be) of the Bank Operations. During the twelve (12) month period following the Effective Date, AOL will provide Netcentives reasonable advance notice (not to be less than thirty (30) days) of the transitioning of the Bank Operations to any third party. In addition to the foregoing, AOL will explore with Netcentives the possibility of transferring to Netcentives responsibility for the AOL Rewards Program database.

Part 5             11. (a) Term. Netcentives hereby grants AOL and its
License affiliates with the License during the Term (and thereafter as expressly set forth herein), and shall provide AOL any and all Updates (and/or other updates or upgrades thereto) developed by and/or distributed by or on behalf of Netcentives during the Term. Other than as part of the Transaction Fees set forth above, AOL shall not be required to pay any licensing or similar fees in connection with or related to the License or the right to receive any Updates. In addition, the Parties hereby acknowledge and agree that no member of or participant in the AOL Rewards Program, ICQ Click Rewards Program and/or (if applicable) Customized ClickRewards Program shall be required to pay any licensing or similar fees (other than any Installation Fees and/or Maintenance Fees to be paid by merchant partners) to Netcentives in order (i) to use the Loyalty Network Infrastructure, the Rewards Broker Software or any component thereof, Upgrade thereto or other intellectual property right of Netcentives licensed to AOL or any affiliate as part of the License set forth herein, or (ii) to participate in the AOL Rewards Program, any Customized AOL Rewards Program, the ICQ ClickRewards Program or the Customized ClickRewards Program. Nothing in this Agreement will preclude Netcentives from charging any AOL Rewards Program, ICQ Click Rewards Program, Customized AOL Rewards Program or Customized ClickRewards Program member, merchant or partner any fees in connection with the use of any Netcentives software that is not necessary for participation in any such Rewards

                   Program, provided, however, that no such software shall be offered, sold or distributed on or through any AOL Property without the express written consent of AOL. To the extent reasonably practicable, Netcentives shall deliver any and all software to be delivered hereunder and/or under the Supplemental Agreements electronically.

                   (b) Renewal. In the event that AOL elects to extend this Agreement to a Renewal Term, as set forth in Section 17 hereof, the terms and conditions of this Agreement and any Supplemental Agreements shall remain in full force and effect (except as otherwise agreed upon by the Parties and as set forth below); provided, however, that:

                   (i) AOL shall continue to be subject to the Software Distribution Revenue Share Cap, and Netcentives shall continue to be subject to the Transaction Fee Cap (as increased pursuant to the Transaction Fee Ratchet);

                   (ii) ICQ shall have the right (but not the obligation) to continue the Program Exclusivity, to continue offering the ICQ ClickRewards Program on a non-exclusive basis (the "Non-Exclusive Continuation") or to terminate the ICQ ClickRewards Program ("ClickRewards Termination"). In the event that (A) ICQ continues the Program Exclusivity, the Service Revenue sharing arrangement and AOL's promotional obligations under Section 2 that existed during the Initial Term shall continue in full force and effect, (B) ICQ exercises the Non-Exclusive Continuation, each of the Service Revenue Share Percentages shall be reduced by ***, or (C) ICQ exercises the ClickRewards Termination, the Parties shall enter into a wind-down arrangement with respect to the ICQ ClickRewards Program to be set forth in the Supplemental Agreements and the Service Revenue sharing arrangement shall be ***. In the case of (B) above, the Parties shall mutually agree, at the time of the election by AOL for a Non-Exclusive Continuation, to a level of promotion of the ICQ Click Rewards Program to be carried out by ICQ on the ICQ Service during any such Non-Exclusive Continuation; provided, however, that in the event that the Parties cannot agree to such level of promotion within forty-five (45) days following such election by AOL for a Non-Exclusive Continuation, the Parties will submit such dispute to the Dispute Resolution provisions set forth in Part 10 hereof. In the case of (C)

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                                     -xxi-
                   above, the Parties hereby acknowledge and agree that neither AOL nor ICQ shall have any of the obligations set forth in
                   Section 2 hereof and that Netcentives shall not have any of the obligations set forth in Section 24 through 28 hereof;

                   (iii) AOL shall not be required to pay Netcentives any minimum Marketing Consulting Fees or (unless AOL elects to opt in an AOL Property to a separate Rewards Program operated by Netcentives) , any further Design and Set-up Fee.

                   ***

                   ***

                   (e) Wind-Down Period. Within ninety (90) days following early termination by Netcentives of this Agreement or any Supplemental Agreement for cause (i.e., pursuant to Section 15 of the main text of this Agreement) or for an AOL Change of Control Event pursuant to Section 18 hereof, Netcentives shall have the right (but not the obligation), in addition to any other rights under the this Agreement or any Supplemental Agreement, to cause the Parties to enter into a wind-down period, the terms of which shall be agreed upon pursuant to the terms of the Supplemental Agreements.

                   ***

                   (g) Co-Development. Any works, including without limitation, software or other copyrightable materials, as to which both Parties (or their employees, contractors or agents) are joint authors, and any patents as to which both Parties (or their employees, contractors, or agents) are co-inventors (collectively, the "Joint Work Product") shall be jointly owned by the Parties (with each Party having the right to use and exploit, or authorize the use or exploitation by others of such Joint Work Product; provided that such use or exploitation is not in breach of this Agreement), without an obligation to obtain the consent of, or to account to, the other Party and subject to Netcentives' and AOL's (or any AOL affiliate's) respective proprietary rights in any underlying software, works, or technology to the extent incorporated or included in such Joint Work Product. Notwithstanding the foregoing, to the extent that with respect to any co-developed works created under this Agreement, the Parties shall not constitute co-authors or co-

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                                     -xxii-
                   inventors, and either Party owns such works or inventions as a matter of law, , then the non-owning Party shall be deemed by this reference to have a fully paid-up, royalty-free, non-exclusive, non-transferable and worldwide license for the Term to use, reproduce, distribute (directly and indirectly), transmit, display, perform, sublicense and adapt such works or inventions as set forth in this Agreement. Each Party shall cooperate with the other Party in documenting and perfecting all rights with respect to the Joint Work Product, including executing any necessary assignments, applications or other documentation with respect to the Joint Work Product.

                   (h) API Support. Netcentives hereby warrants that for so long as AOL or its affiliates have rights under the License, Netcentives agrees that the Loyalty Network Infrastructure (or any successor thereto) shall contain all functionality reasonably necessary to support and use the APIs provided to AOL or its affiliates by Netcentives, and agrees that no modifications by Netcentives to the Loyalty Network Infrastructure shall materially impair or degrade such functionality. To the extent reasonably necessary for AOL to modify, develop, add, delete or use any functionality or features of the Loyalty Network Infrastructure, Payment System Software or Rewards Broker Software in connection with the development of any Additional Modifications pursuant to
                   Section 13(a)(iii) hereof, Netcentives shall provide to AOL APIs to the Loyalty Network Infrastructure, Payment System Software and/or Reward Broker Software (as applicable) so that such Additional Modifications can interoperate with (including use of the principal functions of) the Loyalty Network Infrastructure, Payment System Software or Rewards Broker Software; provided, however, that, to the extent that such APIs are insufficient to enable such interoperability, Netcentives shall modify, as promptly as commercially reasonable, the APIs (to be paid by AOL in accordance with the technical customization provisions of Section 9 hereof), the Loyalty Network Infrastructure, Payment System Software or Rewards Broker Software to enable such interoperability. Netcentives shall own all additions and extensions to such API (but not the Additional Modifications, which shall be owned by AOL) and such additions and extensions shall form part of the License granted by Netcentives to AOL and its affiliates hereunder.

                                    -xxiii-

                   (i) Other. The Parties will agree to negotiate in good faith the other relevant terms of the License (e.g., terms relating to AOL building and/or implementing a replacement loyalty network infrastructure during a wind-down period using the APIs related to the Loyalty Network Infrastructure) as part of the Supplemental Agreements.


Part 6
***                12. ***

Part 7             13. (a)(i) Software Exclusivity.  During the Term, AOL and
Exclusivity;       its affiliates will not *** (collectively, the "Software
Cross-Promotion    Exclusivity") provided, however that the foregoing shall in no way prevent AOL nor any AOL affiliate from providing any user of the AOL Network with access on or through the AOL
                   Network (via any platform whatsoever, whether narrow-band, broadband or otherwise) to the Loyalty Network
                   Infrastructure or Rewards Program of any third party. AOL hereby represents that to the best of AOL's knowledge and the knowledge of each of the AOL Properties (as the case may be), as of the Effective Date, there are no existing arrangements to which AOL is a party that would have a material adverse effect on the Software Exclusivity.

                   (ii) Netcentives Rewards Program Exclusivity. During the Term ***. For purposes of this Agreement, "Click Rewards Network" shall mean the ClickRewards Program and any similar or successor Rewards Program owned or controlled by Netcentives (other than those programs which are co-branded with or operated on behalf of any third party on a private label basis, or any non-consumer-based solutions (e.g., employee-based rewards programs for individual entities).

                   (iii) Development of Proprietary Loyalty Network Infrastructure by AOL; Implementation of Complementary Functionality. For the avoidance of doubt, nothing in this Agreement or the Supplemental Agreements shall prevent AOL or any of its affiliates from developing a proprietary Rewards Program or loyalty network infrastructure ("Proprietary Infrastructure") during the Term, provided, that neither AOL nor any AOL affiliate shall develop such Proprietary Infrastructure using the Source Code or

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                                     -xxiv-

                   Confidential Information of Netcentives; provided, further, that AOL will provide Netcentives with reasonable advance notice (not to be less than ***) of any public implementation, use or distribution to its members or users of any such Proprietary Infrastructure, which such implementation, use or distribution shall not occur until after the Initial Term. Netcentives shall have the right to terminate this Agreement or any Supplemental Agreements in the event that AOL's implementation, use or distribution of the Proprietary Infrastructure occurs during any Renewal Term. The Parties hereby acknowledge and agree that each of the Software Exclusivity and Program Exclusivity does not preclude, and in no way shall prevent, AOL or any of its affiliates from implementing, using, promoting, marketing or advertising on any AOL Property any feature or functionality that complements the Loyalty Network Infrastructure (e.g., a plug-in, etc.) developed by AOL or any AOL affiliate prior to or after the Effective Date (e.g., the Bank Operations, wallet-based rewards program member tracking, OpinionPlace, etc.) (collectively, "Additional Modifications").

                   (iv) (a) To the best of its knowledge after due inquiry, Netcentives hereby represents that AOL or its affiliates shall have the right (at any time during the Term or in any Supplemental Year in which the Software Exclusivity is in full force and effect) to do any of the following, and ***. In addition, in consideration for AOL's reliance on the foregoing representation, Netcentives hereby warrants that in the event that AOL conducts any of the foregoing activities at any time during the Term (or in any Supplemental Year in which the Software Exclusivity is in full force and effect), and any such activity violates or breaches any such ***, that Netcentives hereby releases and forever discharges AOL and all of its affiliates, employees, agents, successors, assigns, representatives, directors and officers, from and against any and all actions, causes of action (in law or equity), claims, suits, demands or other obligations or liabilities of any nature whatsoever, whether known or unknown, which Netcentives or any of its employees, agents, successors, assigns, legal representatives, directors and officers now have (i.e., as of the Effective Date), or may in the future have, by reason of, or arising out of, or in connection with, any of the foregoing activities (at any time during the Term (or in any

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                                     -xxv-

                   Supplemental Year in which the Software Exclusivity is in full force and effect)).

                   (b) In the event that AOL elects (which such election shall be in its sole discretion) to fulfill any redemption of the AOL Rewards Program (or any Customized AOL Rewards Program) currency through Netcentives for frequent flier miles of any passenger airline, AOL shall pay Netcentives a reasonable handling fee (e.g., ***) to be mutually agreed upon by the Parties pursuant to the terms of the Supplemental Agreements.

                   (c) The Parties will (1) work together to source stand-alone purchases of Partner Airline currency through Netcentives *** to the extent permitted by applicable law, and other than in connection with any AOL Marketing Agreement, work together to
                   ***.

                   14. Other than the ICQ ClickRewards Program, ICQ shall not *** (subject to compliance by Netcentives with its material obligations under this Agreement or the Supplemental Agreements) (the "Program Exclusivity"). During any Renewal Term, the status of Program Exclusivity shall be governed by the terms of Section 11(b)(ii). In the event that ICQ terminates the Program Exclusivity during the Term (as permitted by the terms of this Agreement), Netcentives shall no longer be subject to the terms of clause (C) of Section 13(a)(ii) of this Exhibit A.

                   15. During the Term, Netcentives shall promote AOL online on its principal Interactive Site ( www.clickrewards.com, or any successor Interactive Site) (the "ClickRewards Site"), by placing a prominent "Try ICQ" feature or promotion of other AOL products or services selected by AOL on the front page of the Click Rewards Site in connection with ICQ Click Rewards Program offers. In addition, Netcentives shall promote (i) AOL as its preferred Interactive Service for the ClickRewards Network and (ii) AOL and the AOL Rewards Program in its corporate (i.e. Netcentives) marketing initiatives, as mutually agreed upon by the Parties. AOL shall prominently promote the AOL Rewards Program in a manner to be determined by AOL following consultation with Netcentives.

Part 8             16. Should AOL decide to use Netcentives Reward Items in the
Use of             AOL Rewards
Netcentives

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                                     -xxvi-

Reward Items       Program or any Customized AOL Rewards Program (which such
                   decision shall be in the sole discretion of AOL), AOL will pay Netcentives (i) the lower of (a) *** or (b) *** to include such miles in the AOL Rewards Program catalog, and
                   (ii) with respect to non-frequent-flyer Netcentives Reward
                   Items, the cost incurred by Netcentives in obtaining and fulfilling such item plus the lower of (x) *** or (y) ***.


Part 9             17. The term of the Agreement shall be three (3) years (the
Other Terms        "Initial Term"), provided that, upon expiration of the
                   Initial Term, AOL shall have the right to renew the Agreement for unlimited, successive, additional terms of two (2) years each (each, a "Renewal Term," and together with the Initial
                   Term, collectively, the "Term").

                   18. (a) Change of Control - Netcentives. In the event of (i) any Change of Control of Netcentives by any Interactive Service, or by any other Rewards Program owned or controlled by an Interactive Service, or (ii) in the event of any Change of Control by Netcentives of a Rewards Program owned or controlled by a Baseline Interactive Service ((i) and (ii) collectively referred to as a "Netcentives Change of Control Event"), AOL shall have the unilateral right to terminate this Agreement and/or any Supplemental Agreement (the "AOL COC Termination Right"); provided, however, that in the case of clause (ii) above, in the event that, within a period of *** days following such Change of Control, Netcentives integrates the acquired or merged Rewards Program into the Click Rewards Program (and/or any Customized ClickRewards Program, as the case may be) or otherwise causes such acquired or merged Rewards Program to comply with the terms of Section 13(a)(ii) hereof, AOL shall not have the ability to exercise such AOL COC Termination Right.

                   (b) Change of Control - AOL. In the event of a Change of Control by AOL of a competitor of Netcentives (i.e., any company the majority of whose revenues is generated by currency-based rewards programs or setting up merchant-based user loyalty networks, and provided that in no event shall Time Warner, Inc. or any of its affiliates be deemed a competitor of Netcentives for purposes of this Agreement or the Supplemental Agreements) (an "AOL Change of Control Event"), Netcentives shall have the unilateral right to terminate this Agreement and/or any Supplemental

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                                   -xxvii-

                   Agreement.

                   19. Each Party (the "IP Indemnifying Party") shall, at its sole cost and expense, indemnify, hold harmless and defend the other Party, and such other Party's officers, directors, agents, affiliates, distributors, franchisees and employees (the "IP Indemnified Party"), from any and all claims, demands, liabilities, costs or expenses (including, without limitation, reasonable attorney's fees) (collectively, the "Liabilities") arising from or in connection with a third-party claim that any of the software or other products, services, Content (as defined in Exhibit B to this Agreement), trademarks, trade names or service marks of such IP Indemnifying Party infringes upon any patents, copyrights, trade secrets, trademarks or other proprietary rights of such third party. The IP Indemnifying Party shall pay any damages (including costs and attorneys' fees) finally awarded against the IP Indemnified Party by a court of competent jurisdiction as a result of such claim (or pay any settlement of such claim agreed to by the IP Indemnifying Party).

                   20. In the event that during the Term, (a) one (1) or more infringement actions, claims or proceedings (each, a "Claim") is or are brought against either Party concerning the Loyalty Network Infrastructure (or any component thereof), or any intellectual property rights related thereto (each, an "Infringement Claim" and collectively, "Infringement Claims") and (b) any such Infringement Claim or Infringement Claims result(s) in or is reasonably likely to result in the issuance of a preliminary or permanent injunction prohibiting the promotion, distribution or use of any of the foregoing, then Netcentives shall have the obligation to (as promptly as reasonably possible):

                   (i) modify (at the sole cost and expense of Netcentives) the software or other materials that are the subject of such claim to perform their intended function without infringing third party rights and without materially affecting the functionality or performance of such software or other materials, or

                   (ii) substitute non-infringing software or other materials (at the sole cost and expense of Netcentives) that are the

                                    -xxviii-
                   subject of such claim with items of materially comparable functionality and performance, or

                   (iii) obtain a license (at the sole cost and expense of Netcentives) permitting continued use of the software or other materials by AOL that are the subject of such claim on terms and conditions consistent with the rights granted to AOL hereunder.

                   ***

                   21. During the Term of this Agreement and for a *** period thereafter, Netcentives will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users (defined below) on behalf of another Interactive Service. More generally, Netcentives will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Exhibit A, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with programs operated or controlled by Netcentives or (ii) provided information to Netcentives through a contest, registration, or other communication. Any commercial e-mail or other online communications to AOL Rewards Program members, ICQ Click Rewards Users, and/or (as applicable) Customized ClickRewards Program members which are otherwise permitted hereunder, will (a) include a prominent and easy means to "opt-out" of receiving any future commercial communications from Netcentives, and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

                   22. To the extent that Netcentives is permitted to communicate with any users of the AOL Network ("AOL Users") under this Agreement and/or the Supplemental Agreements, in any such communications to AOL Users (including, without limitation, e-mail solicitations), Netcentives will not encourage AOL Users to take any action inconsistent with the scope and purpose of this Agreement and the Supplemental Agreements, including without limitation, the following actions: (i) using an Interactive Site (as defined in

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                                     -xxix-
                   the Supplemental Agreements) or Qualified Interactive Service other than the AOL Properties for the redemption or earning of rewards currency, (ii) using a rewards program other than the AOL Rewards Program or the ICQ ClickRewards program;
                   (iii) bookmarking of Interactive Sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL User communications, in the event that Netcentives encourages an AOL User to purchase products or redeem rewards points through such communications, Netcentives shall ensure that the AOL Properties are promoted as the primary means through which the AOL User can do so. Any communications permitted hereunder shall not be used by Netcentives as a platform to sell, market, advertise or promote any products or services other than those related to the ICQ Click Rewards Program or (if applicable) any Customized Click Rewards Program unless otherwise agreed upon by AOL (such agreement not to be unreasonably withheld). Notwithstanding the provisions of Sections 21 and 22 herein, to the extent that an AOL User is also a member of another Rewards Program owned or controlled by Netcentives or any Netcentives affiliate, Netcentives shall be permitted to communicate with such user via such other program in a manner consistent with the privacy policy of such program; provided, however, that in connection with any such communications, Netcentives shall not target users of any AOL Property or the AOL Network on behalf of or in relation to any other Interactive Service.

                   23. Netcentives shall ensure that its collection, use and disclosure of information obtained from AOL Users under this Agreement or any Supplemental Agreement ("AOL User Information") complies with (i) all applicable laws and regulations, (ii) AOL's standard privacy policies (available on the AOL Service at the keyword term "Privacy") and (iii) ICQ's standard privacy policy, available at www.icq.com. Netcentives will not disclose AOL User Information collected hereunder to any third party in a manner that identifies AOL Users as end users of an AOL product or service (or identifies AOL User habits, traffic patterns, etc., either individually or as a group) or use AOL User Information collected under this Agreement or any Supplemental Agreement to market another Interactive Service.

                   24. Netcentives shall create a specific customized area or web site to be promoted and distributed by ICQ through which Netcentives can market and complete transactions regarding the ICQ Click Rewards Program (the "Affiliated Program Site"). The Affiliated Program Site will contain only content that is directly related to the ICQ Click Rewards Program, and will not contain any products, services, programming or other content of any Qualified Interactive Service (or any Rewards Program thereof). The Affiliated Program Site will incorporate an ICQ "look and feel" and ICQ-specific functionality as mutually agreed upon in the Supplemental Agreements. Netcentives will not promote, sell, offer or otherwise distribute on the Affiliated Program Site any products or services through auctions or clubs without the prior written consent of AOL. Netcentives will review, delete, edit, create, update and otherwise manage all content available on or through the Affiliated Program Site (the "Content Management Obligation") at its sole cost and expense (provided, however, that AOL shall pay Netcentives for any optional content management services requested by AOL (i.e., services beyond the services to be provided by Netcentives in connection with the Content Management Obligation) as set forth in the consulting agreement to be entered by the Parties as part of the Supplemental Agreements), and in accordance with the terms of the Supplemental Agreements. Netcentives will ensure that the Affiliated Program Site does not in any respect promote, advertise, market or distribute the products, services or content of any Qualified Interactive Service. Any AOL Property that AOL elects to opt into any Customized ClickRewards Program shall be subject to the same restrictions.

                   25. All sales of advertising inventory on Affiliated Program Site will be subject to AOL's then-applicable advertising policies (as disclosed by AOL to Netcentives or as otherwise available online) and no sales of such advertising inventory shall be made to any Qualified Interactive Service. In the event that ICQ or AOL objects to the placement or nature of any such advertisement, Netcentives shall promptly remove such advertisement from the Affiliated Program Site. Any AOL Property that AOL elects to opt into any Customized ClickRewards Program shall be subject to the same restrictions.

                   26. Netcentives will take commercially reasonable efforts to ensure that AOL traffic is either kept within the Affiliated Program Site or channeled back into the AOL Network (e.g., through prominent availability of a "back" button, etc.), as further set forth in the Supplemental Agreements. Any AOL Property that AOL elects to any Customized ClickRewards Program shall be subject to the same restrictions.


                   27. (a) AOL-Owned Data. During the Term and thereafter, AOL shall own the e-mail address of any such ICQ Click Rewards User (the "E-Mail Data"), [ *** ].

                   (b) ICQ Click Rewards User Profile Data. AOL shall own the ICQ Click Rewards User profile data (e.g., demographic information, behavioral information, etc.) collected on or through the Affiliated Program Site (and/or any other Affiliated Program Site that may be created by either of the Parties from time to time in connection with this Agreement) (collectively, the "User Profile Data"), [ *** ].




                                    -xxxii-

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                   (c) Jointly-Owned Data. During the Term and thereafter, the
                   Parties shall jointly own (i) the ICQ Click Rewards User account balance data (and, if applicable, any Customized Click Rewards Program user data) and (ii) any [ *** ] (the "Mined Data," and together with the account balance data, collectively referred to herein as the "Jointly-Owned Data"); provided, however, that each Party shall only use such Jointly-Owned Data for its own internal business purposes and shall not disclose any of such information (whether individually or in the aggregate) to any third party; provided, further, that Netcentives shall use such data in accordance with the terms of Sections 21, 22 and 23 hereof. AOL shall have the right to receive reports containing any such Mined Data (or any portion thereof), so long as AOL pays an amount to be agreed upon by the Parties for such Mined Data. Any other rights of the Parties with respect to ICQ Click Rewards User information following termination or expiration of the Term shall be set forth in the Supplemental Agreements.

                   (d) Mutual Non-Targeting Obligation. During the Term of this Agreement and for a period of *** thereafter, Netcentives shall not target AOL Users or ICQ Users on behalf of or in relation to any Interactive Service or Rewards Program. During the Term of this Agreement and for a period of *** thereafter, AOL shall not target Click Rewards Program members on behalf of or in relation to any Rewards Program other than any Click Rewards Network Rewards Program.

                   28. Additional terms and conditions regarding the operation, maintenance and distribution of the Affiliated Program Site shall be set forth in the Supplemental Agreements.

                   29. In the event that following the Effective Date, either Party effectuates a material change in its accounting procedures (not required pursuant to any change in GAAP occurring after the Effective Date) that adversely affects the revenues to be received by the other Party under this Agreement or any Supplemental Agreements, the Parties will work together in good faith to make the adversely affected Party whole, and if the Parties cannot agree to the method by which (or the amount to which) the adversely affected party

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                                    -xxxiii-
                   shall be made whole, such dispute shall be submitted to the dispute resolution procedures of this Agreement.

                   30. Following the Effective Date, the Parties shall issue a joint press release, with terms to be mutually agreed by the Parties, regarding this Agreement and the relationship between the Parties established hereby. The Parties will mutually agree on the appropriate timing of each such release and other public announcements of the relationship during the Term. Each Party agrees that it shall not issue any other press release or make any public announcement regarding this Agreement, except with the prior written consent of the other Party or as required by law; provided, however, that each Party shall be permitted, without the other Party's prior consent, merely to list the other Party as one of its industry partners and to repeat factual information or statements contained in any mutually agreed-upon press release. Also, Netcentives will be able to make any announcements related to the Supplemental Agreement necessary to meet all legal and regulatory disclosure requirements.

                   31. Neither Party shall make, publish, or otherwise communicate, or cause to be made, published, or otherwise communicated, any deleterious remarks whatsoever to any third parties concerning the other Party or its affiliates, directors, officers, employees or agents, including without limitation, the other Party's products, services, business projects, business capabilities, performance of duties and services or financial position.

                   32. Netcentives will maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the performance of the Supplemental Agreements. As long as the Service Revenue sharing arrangement pursuant to Section 3 hereof is effective, Netcentives will provide AOL with standard reports regarding the ICQ ClickRewards Program and any Customized ClickRewards Program. *** For the sole purpose of ensuring compliance with AOL's obligations under this Agreement, Netcentives shall have the right to receive from AOL reports regarding AOL's performance under the Supplemental Agreements, which reports shall be substantially similar to those provided to similarly situated partners.

                   33. AOL cannot acquire additional shares of Netcentives stock on the open market without prior approval from Netcentives.

***CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    -xxxiv-

                   34. As further clarified in the Supplemental Agreements, each Party will collect and pay and indemnify and hold the other Party harmless from, any sales, use, excise, import or export value added or similar tax or duty payable by such Party, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

                   35. The Parties hereby agree to negotiate in good faith modifications to this Agreement (as part of the Supplemental Agreements) to further limit the instances in which AOL shall have the right to terminate this Agreement upon a Change of Control of Netcentives by an Interactive Service, provided, however, that the Parties also hereby agree to negotiate in good faith additional protections to be provided by Netcentives to AOL in the Supplemental Agreements to ensure that any such Change of Control of Netcentives will not negatively impact AOL (e.g., in terms of service levels, leverage, etc.).

Part 10            36. Management Committee. The Parties will act in good faith
Dispute            and use commercially reasonable efforts to promptly resolve
Resolution         any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such time frame, the Dispute will be submitted to the Management
                   Committee for resolution. For ten (10) days following submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute; provided further that the Management Committee will have the final and exclusive right to resolve Disputes arising from any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten-day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the dispute will be subject to the resolution mechanisms described below. "Management Committee" will mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section 36 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this Section
                   36 and then, only in compliance with the procedures set forth in this Section 36.

                   37. Arbitration. Except for Disputes relating to issues of
                   (i) (A) proprietary rights, including but not limited to intellectual property and confidentiality and (B) any non-compliance with the terms and conditions of Section 27 of this Exhibit (or any part thereof), with respect to which the Parties shall have the right to seek injunctive relief in a court of competent jurisdiction, to resolve such issues through amicable resolution as set forth in Part 10 of this Exhibit A, or to seek any other remedies under this Agreement or applicable law) and (ii) any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain

                                    -xxxvi-
                   terms (which will be resolved by the Parties solely and exclusively through amicable resolution as set forth in Part 10 of this Exhibit A), any Dispute not resolved by any of the foregoing dispute resolution mechanisms (as applicable) will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in New York City, New York and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

                   38. Selection of Arbitrators. The arbitration panel will consist of three arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

                   39. Governing Law. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, will govern the arbitrability of all Disputes. The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators will reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence will apply in total. The arbitrators

                                    -xxxvii-
                   may enter a default decision against any Party who fails to participate in the arbitration proceedings.

                   40. Arbitration Awards. The arbitrators will have the authority to award compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

                   41. Fees. Each Party will pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be borneequally by the Parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

                   42. Non Arbitratable Disputes. Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Part 10 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the State of New York. Each Party irrevocably consents to the exclusive jurisdiction of the state courts of New York and the federal courts situated in the State of New York, City of New York over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

                                   -xxxviii-

Part 11            43. Strategic Partnership Agreement to be entered into by AOL
Supplemental       and Netcentives, reflecting, inter alia, the terms of the
Agreements         strategic relationship described above. The parties may elect to proceed with several shorter agreements (e.g., CLN agreement, consulting agreement, etc.) that in the aggregate reflect the entire strategic partnership, rather than one long agreement as contemplated in the previous sentence.

                   44. Restricted Stock Purchase Agreement to be entered into by AOL and Netcentives, reflecting, inter alia, the issuance of the Common Stock to AOL and the granting to AOL each of the rights set forth in Section 1 of this Exhibit A (including, without limitation, ***

                   45. The Marketing Consulting Agreement to be entered into by the Parties pursuant to Section 6 of this Exhibit A.

***CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    -xxxix-

                                    EXHIBIT B

                         Standard Online Commerce Terms

1. AOL Network Distribution. Any promotions or advertisements purchased from or provided by AOL or ICQ will be used by Netcentives solely for its own benefit and will not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party.

2. Provision of Other Content. In the event that AOL or any AOL affiliate notifies Netcentives that (i) as reasonably determined by AOL or such affiliate, any Content within the Affiliated Program Site violates AOL's then-standard Terms of Service (as set forth on the America Online(R)brand service at Keyword term "TOS"), for the AOL Service or any other AOL property through which the Affiliated Program Site is promoted, the terms of this Agreement or any other standard, written AOL policy or (ii) AOL reasonably objects to the inclusion of any Content within the Affiliated Program Site (other than any specific items of Content which may be expressly identified in this Agreement), then Netcentives will take commercially reasonable steps to block access by AOL Users to such Content using Netcentives' then-available technology. In the event that Netcentives cannot, through its commercially reasonable efforts, block access by AOL Users or ICQ Users to the Content in question, then Netcentives will provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. Netcentives will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

3. Contests. Netcentives will take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted by Netcentives (on its own or in conjunction with any third party) through the Affiliated Program Site (a "Contest") complies with all applicable federal, state and local laws and regulations.

4. Navigation. Subject to the prior consent of Netcentives, which consent will not be unreasonably withheld, AOL will be entitled to establish navigational icons, links and pointers connecting the Affiliated Program Site (or portions thereof) with other content areas on or outside of the AOL Network. Additionally, in cases where an AOL User or ICQ User performs a search for ClickRewards through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, Keyword Search Terms, or any other promotions or navigational tools), AOL or ICQ (as the case may be) shall have the right to direct such AOL User to the Affiliated Program Site, or any other ClickRewards Network Interactive Site determined by AOL in its reasonable discretion.

5. Disclaimers. Upon AOL's request, Netcentives agrees to include within the Affiliated Program Site a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between the relevant merchant partner and AOL Users or ICQ Users (as the case may be).

6. AOL Look and Feel. Netcentives acknowledges and agrees that AOL will own all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network, subject to Netcentives' ownership rights in any Netcentives trademarks or copyrighted material within the Affiliated Program Site.

7. Management of the Affiliated Program Site. Netcentives will ensure that the Affiliated Program Site is current, accurate and well-organized at all times. Netcentives warrants that any (i) ClickRewards- or Netcentives-branded products and (ii) other Content provided by Netcentives or its affiliates in connection with the Affiliated Program Site (including, without limitation, any modifications, updates, enhancements or upgrades thereto) (collectively, "Licensed Content") : (i) will not infringe on or violate any copyright, trademark, patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate AOL's then-applicable Terms of Service for the AOL Service and any other AOL Property through which the Affiliated Program Site will be promoted or any other standard, written AOL policy; and (iii) will not violate any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. Netcentives shall not in any manner, including, without limitation in any Promotion, the Licensed Content or any promotional materials state or imply that AOL or any AOL affiliate recommends or endorses Netcentives or Netcentives' Products (e.g., no statements that Netcentives is an "official" or "preferred" provider of products or services for AOL or its affiliates). AOL will have no obligations with respect to the products available on or through the Affiliated Program Site (other than AOL's or any AOL affiliate's own proprietary products and services offered by AOL or any of AOL's affiliates on the Affiliated Program Site), including, but not limited to, any duty to review or monitor any such products. AOL warrants that any Content provided by AOL or its affiliates on the AOL Rewards Program and/or any Customized AOL Rewards Program (including, without limitation, any modifications, updates, enhancements or upgrades thereto: (i) will not infringe on or violate any copyright, trademark, patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate AOL's then-applicable Terms of Service for the AOL Service and any other AOL Property through which the Affiliated Program Site will be promoted or any other standard, written AOL policy; and (iii) will not violate any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions.

8. Duty to Inform. Netcentives will promptly inform AOL of any information related to the Affiliated Program Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.

9. Customer Service. As between the Parties, it is the sole responsibility of Netcentives to provide customer service to persons or entities purchasing Products through the Affiliated Program Site ("Customers"). As between the Parties, Netcentives will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the Affiliated Program Site, and AOL will have no obligations whatsoever with respect thereto. Netcentives will generally respond to emails received from Customers , will handle all currency awards and redemption electronically and will generally process all such awards or redemption in accordance with the terms of the Supplemental Agreements. Netcentives will work with its merchant partners to ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. As between the Parties, Netcentives will bear all responsibility for compliance with federal, state and local laws in the event that products are out of stock or are no longer available at the time an order is received. Netcentives will also comply with the requirements of any federal, state or local consumer protection or disclosure law.

10. Production Work. In the event that Netcentives requests AOL's production assistance in connection with (i) ongoing programming and maintenance related to the Affiliated Program Site, (ii) a redesign of or addition to the Affiliated Program Site (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or (iv) any other type of production work, Netcentives will work with AOL to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL will notify of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and
     (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of the agreed-upon Production Plan, such agreement will be reflected in a separate work order signed by the Parties. To the extent Netcentives elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's standards & practices (as provided on the America Online brand service at Keyword term "styleguide"). The specific production resources which AOL allocates to any production work to be performed on behalf of Netcentives will be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary (upon consultation with Netcentives) for AOL to perform in order to support the proper functioning and integration of the Affiliated Program Site ("Routine Services"), Netcentives will pay the then-standard fees charged by AOL for such Routine Services.

11. Overhead Accounts. To the extent AOL has granted Netcentives any overhead accounts on the AOL Service, Netcentives will be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to Netcentives, but Netcentives will not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all overhead accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any overhead account.

12. Merchant Certification Program. Netcentives will use commercially reasonable efforts to encourage its merchant partners to participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

13. Search Terms. To the extent this Agreement sets forth any mechanism by which the Affiliated Program Site will be promoted in connection with specified search terms requested by Netcentives to be used within any AOL product or service, Netcentives hereby represents and warrants that Netcentives has all consents, authorizations, approvals, licenses, permits or other rights necessary for Netcentives to use such specified search terms. Notwithstanding the foregoing, AOL shall have the right to suspend the use of any search term if AOL has reason to believe continued use may subject AOL to liability or other adverse consequences.

14. Content. For purposes of this Exhibit B and this Agreement, "Content" shall mean text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, products, advertisements, promotions, URLs, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

                                    EXHIBIT C

                    Other Standard Legal Terms and Conditions

     1. Promotional Materials/Press Releases. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials, excluding Press Releases, related to the Affiliated Program Site and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); provided, however, that either Party's use of screen shots of the Affiliated Program Site for promotional purposes shall be subject to the mutual agreement of the Parties; and provided, further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Affiliated Program Site and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

     2. License. Netcentives hereby grants AOL a non-exclusive worldwide license to (a) market, distribute and promote the Click Rewards currency and (b) to market, license, distribute, reproduce, display, perform, transmit and promote any other Licensed Content, as defined in Exhibit B through such areas or features of the AOL Network as AOL deems appropriate. Netcentives acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronism or timed relation with visual displays prepared by Netcentives or AOL (e.g., as part of an AOL "slideshow"). In addition, AOL Users will have the right to access and use the Affiliated Program Site.

     3. Trademark License. In designing and implementing any promotional materials and subject to the other provisions contained herein, Netcentives will be entitled to use the following trade names, trademarks, and service marks of AOL: the "America Online(R)" brand service, "AOL(TM)" service/software and AOL's triangle logo; and "ICQ(TM)", and AOL and its affiliates will be entitled to use the trade names, trademarks, and service marks of Netcentives for which Netcentives holds all rights necessary for use in connection with this Agreement (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

     4. Ownership of Trademarks. Each Party acknowledges the ownership right of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

     5. Quality Standards. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

     6. Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

     7. Additional Restrictions Regarding Confidential Information. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of two years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other
     Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

8.   Limitation of Liability; Disclaimer; Indemnification.

     8.1 Liability. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF PRODUCTS AND SERVICES (INCLUDING, BUT NOT LIMITED TO, THE MARKETING CONSULTING SERVICES), THE LOYALTY NETWORK INFRASTRUCTURE, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM OR THE AFFILIATED PROGRAM SITE, THE ICQ CLICKREWARDS PROGRAM, ANY CUSTOMIZED CLICK REWARDS PROGRAM, ANY CUSTOMIZED AOL REWARDS PROGRAM, THE AOL REWARDS PROGRAM,OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 8.3. EXCEPT AS PROVIDED IN SECTION 8.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED *** (EXCEPT WITH RESPECT TO THE NON-DELIVERY OF THE COMMON STOCK AND/OR THE FAILURE TO SIGN THE STOCK PURCHASE AGREEMENT, IN WHICH CASE ANY LIABILITY IN CONNECTION WITH ANY SUCH FAILURE SHALL BE LIMITED TO THE FAIR MARKET VALUE OF THE COMMON STOCK TO BE DELIVERED TO AOL BY NETCENTIVES HEREUNDER); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT.

     8.2 No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE AOL SERVICE, AOL.COM, THE ICQ CLICKREWARDS PROGRAM, ANY CUSTOMIZED CLICK REWARDS PROGRAM, ANY CUSTOMIZED AOL REWARDS PROGRAM, THE AOL REWARDS PROGRAM, THE SALE OF PRODUCTS AND SERVICES (INCLUDING, WITHOUT LIMITATION, THE MARKETING CONSULTING SERVICES), THE LOYALTY NETWORK INFRASTRUCTURE, OR ANY AFFILIATED PROGRAM SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE AFFILIATED PROGRAM SITE.

     8.3 Indemnity. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

     8.4 Claims. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any

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          matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

9. Acknowledgment. AOL and Netcentives each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

10. Excuse. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

11. Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

12. Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of Netcentives, such notice will be provided to the Executive Vice President, Management and Development (fax no. 415-538-1889).

13. Return of Information. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

1. Amendment. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of at least the same standing to the executive who signed the Agreement.

2. Further Assurances. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

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3.   Assignment. Each of the Parties agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other Party, and any such assignment made without such consent shall be void. Notwithstanding the foregoing, no consent shall be required for an assignment of this Agreement pursuant to a merger or sale of substantially all of the assets, or sale of all of the outstanding stock of either Party. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4. Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

5. Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, neither Party will be entitled to offset any amounts that it claims to be due and payable from the other Party against amounts otherwise payable by such Party to the other Party.

6. Export Controls. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

7. Headings. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

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